SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 5, 2020

BANK OF THE JAMES FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	001-35402	20-0500300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

828 Main Street, Lynchburg, VA		24504
(Address of principal executive offices)		(Zip Code)

(434) 846-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $2.14 par value	BOTJ	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 - Entry into a Material Definitive Agreement.

On March 5, 2020, Bank of the James (the “Bank”), a Virginia banking corporation that is a wholly-owned subsidiary of the registrant, Bank of the James Financial Group, Inc. (the “Company”), received from Jamesview Investments LLC, a Virginia limited liability company (the “Landlord”), its fully-executed copy of an Amended and Restated Deed of Lease by and between the Bank and the Landlord for the Bank’s 828 Main Street, Lynchburg, Virginia location (the “Amended and Restated Lease”).

The Amended and Restated Lease amends and restates in its entirety that certain Deed of Lease by and between the Bank and the Landlord previously entered into on October 9, 2003. As has been previously reported, the Landlord is wholly-owned by William C. Bryant III, a member of the Boards of Directors of both the Company and the Bank.

Notwithstanding the March 5, 2020 date of execution by the Landlord, the parties have made the Amended and Restated Lease effective as of June 1, 2019, the parties having operated and performed in accordance with the terms of the Amended and Restated Lease since that time.

The initial term of the Amended and Restated Lease commenced, accordingly, on June 1, 2019 and will run through July 31, 2024, following which time the Bank has three (3) 5-year renewal options available for its election.

During the initial term of the Amended and Restated Lease, the Bank is obligated to pay monthly installments of rent in the amount of $33,470.75 for the leased premises.

The leased premises are occupied by the Bank for use as its Main Street Branch, its corporate headquarters and for general corporate purposes. Under the Amended and Restated Lease, the Bank has increased the amount of space that it leases at 828 Main Street to approximately 32,400 square feet (from the approximately 27,000 square feet previously leased). The additional space was sought in order to accommodate the Bank’s previous determination to vacate and relocate its Church Street, Lynchburg, Virginia operations to 828 Main Street and to provide for future growth.

The foregoing description of the Amended and Restated Lease is qualified by reference to the Amended and Restated Lease, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01 - Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired – not applicable

(b)	Pro forma financial information – not applicable

(c)	Shell company transactions – not applicable

(d)	Exhibits:

Exhibit No.	Exhibit Description

10.1	Amended and Restated Deed of Lease effective as of June 1, 2019 by and between Bank of the James and Jamesview Investments LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2020	BANK OF THE JAMES FINANCIAL GROUP, INC.

	By	/s/ J. Todd Scruggs J. Todd Scruggs Secretary-Treasurer

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